[GRAPHIC OMITTED][GRAPHIC OMITTED]

[QWEST LOGO]


                     QWEST COMMUNICATIONS REPORTS STRONG REVENUE
                          AND EBITDA FOR SECOND QUARTER 2000

               U S WEST Also Achieves Strong Revenue and EBITDA Growth

  Both Companies Exceed Analyst Expectations; On Track to Achieve $18.5 Billion
                  In Revenue and $7.4 Billion of EBITDA for 2000


Qwest second quarter financial results compared to previous year:

>> Internet and data services posted growth of more than 150 percent for the quarter and now comprise more than 33 percent of total revenue

>>      Total revenue increased 47 percent to $1.28 billion

>>      Services EBITDA increased 91 percent to $256.0 million

>>      Services EBITDA margin increased to 20 percent from 17 percent

>> Sequential revenue and EBITDA increased 5.4 percent and 8.5 percent, respectively

U S WEST second quarter financial results compared to previous year:

>>      Posted strong revenue growth of 6.9 percent

>>      Data revenues increased 38 percent

>>      EBITDA increased more than 11 percent to $1.56 billion

>>      Normalized diluted earnings per share increased 8.8 percent to $0.87

>>      DSL subscriber base grew more than 280 percent to 175,000

DENVER, JULY 19, 2000 - Qwest Communications International Inc. (NYSE: Q), the broadband Internet communications company, today announced strong second quarter results for both Qwest and U S WEST and that both companies exceeded the consensus of analysts' expectations. Qwest remains on track to achieve $18.5 billion in revenue and $7.4 billion in earnings before interest, taxes, depreciation and amortization (EBITDA) for 2000, which was announced previously for the combined company.

Qwest and U S WEST completed their merger on June 30 in 49 weeks - the fastest completion of a merger of this size in communications industry history. As part of the merger, Qwest completed the sale of in-region long distance to Touch America, the telecommunications subsidiary of The Montana Power Co. Because the merger closed on the last day of the second quarter, Qwest is releasing results separately for the two predecessor companies. Qwest will report as a single entity for the third quarter.

"Our merger creates a broadband Internet communications company better able to provide customers end-to-end global applications and services," said Joseph P. Nacchio, Qwest chairman and CEO. "We are pleased with the quarterly results of both companies and we are well positioned to achieve our goals and continue to build shareholder value."

Nacchio added he continues to expect Qwest to generate compound annual growth rates of 15-17 percent revenue and 20 percent EBITDA through 2005.

QWEST
Internet and data continued to drive revenue in the second quarter to a record $1.28 billion and $256.0 million of EBITDA. The company has now met or exceeded the consensus of analysts' estimates for the thirteenth consecutive quarter. Internet and data services grew more than 150 percent over the second quarter of 1999 and now comprise more than 33 percent of total revenue.

The $1.28 billion of total revenue represents a 47 percent increase compared to $873.7 million for the same period in 1999. Sequentially, revenue increased 5.4 percent as the company continues to strengthen its position in the broadband Internet and data services marketplace, while de-emphasizing voice long distance services.

Second quarter services EBITDA increased 91 percent to $256.0 million compared to $134.2 million in the second quarter of 1999. Sequential EBITDA growth reached 9 percent. Revenue growth continues to out-pace expense growth reflected in the services EBITDA margin improvement from 17 percent in the second quarter of 1999 to 20 percent for the second quarter of 2000.

Robert S. Woodruff, Qwest executive vice president and CFO said, "We are extremely pleased with the strong financial results for the quarter. Internet and data services continued to drive revenue growth. Margin improvement continued despite the work related to divesting our in-region long distance business in anticipation of the merger and our continued investment in future growth opportunities."

Excluding non-recurring items, the company's second quarter net earnings of $39.7 million, or $0.05 per diluted share, grew by 115 percent from net earnings of $18.5 million, or $0.02 per diluted share, for the second quarter of 1999. The non-recurring items are composed of merger-related charges and gains on the sale of certain investments and assets.

TECHNOLOGICAL ADVANCEMENTS AND WORLDWIDE NETWORK
Qwest's North American broadband network has broken the world Internet land speed record using Nortel Networks OC-768 (40 Gigabit per second) global optical networking platform. The trial is the industry's first to carry live commercial traffic at speeds four times faster than any commercial network over the longest distance to date. Qwest expects to begin widespread deployment of OC-768 technology in 2001.

In May, Qwest announced the industry's first next-generation Virtual Private Network (VPN) solution - Qwest VPN Service - featuring world-class quality-of-service, service level agreements, and network-based firewalls to protect mission-critical business networks. The company also unveiled Qwest Video Services for Business (QVSB (TM)) -- the industry's first fully managed, national IP-based video conferencing service. Leveraging Qwest's leading nationwide network, QVSB delivers cost-effective, high-performance video services via a simple browser-based interface.

"Qwest continues to expand its network capability by acquiring and deploying the latest advances in optical and networking technology to meet the burgeoning customer demand for broadband Internet applications and services," said Afshin Mohebbi, Qwest's president of worldwide operations. "Our aggressive network expansion bolsters Qwest's market leadership position as the low-cost provider of high-speed, Internet-Protocol services."

During the quarter Qwest's North American broadband Internet network was used in the digital screening of Titan A.E., the first Digital Cinema motion picture to be delivered via the Internet. And, the company introduced Qwest Control 4.0, the industry's first integrated Web-based network management service that enables customers to monitor, manage and configure their network services across multiple data, IP and voice networks.

GLOBAL OPERATIONS
Qwest's European joint venture, KPNQwest, secured major contracts in the second quarter of 2000 for IP, bandwidth and other data services, including Microsoft Corp, Nokia, Lufthansa, BASF and BMW. It ended the quarter with over 90,000 business Internet accounts, a 50% increase over second quarter 1999, and increased its average revenue per account.

KPNQwest continues to make significant progress in the construction of its pan-European fiber-optic network. It is operating three rings that span approximately 4,000 miles connecting 23 cities, nearly half the total number of cities linked in its planned seven Ring network. The lighting of the German Ring, which connects 16 cities and spans more than 1,700 miles, was announced in June on time and on budget. When complete, the entire network will reach 50 cities and cover approximately 12,400 miles, representing the largest fiber optic network operating in Europe.

KPNQwest is also acquiring one of the top independent business-to-business Internet Service Providers in Italy, COMM2000. The acquisition of COMM2000 compliments two of KPNQwest's major network milestones: the construction of the Southern Ring which will connect to Northern Italy; and the building of a 108,000 square foot CyberCenter in Milan.

Yesterday, KPNQwest reported record evenues of $99.4 million for the second quarter, an 137% increase compared to second quarter 1999. The company's results met or exceeded the consensus of analysts' estimates for revenue, EBITDA and EPS for the third consecutive period.

U S WEST
The company achieved solid revenue growth of 6.9 percent, fueled by 38 percent increase in data services revenue compared to the second quarter of 1999. DSL, VDSL, Internet and wireless subscribers in total increased 150 percent from a year ago to 1.4 million.

The company's EBITDA outpaced total revenue growth and increased 11.1 percent to $1.56 billion compared to EBITDA of $1.40 billion in the second quarter of 1999. In addition, normalized net income increased 10.1 percent to $447 million, while normalized diluted earnings per share grew 8.8 percent to $0.87 in the quarter.

SECOND QUARTER HIGHLIGHTS

GROWTH PRODUCTS:

>> Advanced PCS added over 53,000 subscribers in the quarter for a total of 653,000. Penetration is now at 4.3 percent with an ARPU of $54.

>>      DSL added 39,000 data subscribers for a total of 175,000.

>>      ChoiceTV (VDSL) subscribers grew to more than 51,000.

VOLUMES AND PENETRATION:

>> The company continued to be the most densely penetrated of any DSL pro-vider nationwide, with more than 17 percent of qualified on-line customers taking the service. 277 central offices are now DSL equipped and serve 633 subscribers in each of those COs, which is far more than any other DSL provider.

>> In the quarter, the company added approximately 125,000 customers for several of its new privacy-related custom-calling features, including Caller ID with Privacy Plus and No Solicitation.

>> Residential subscriber levels at the end of the quarter for the company's most popular custom calling features were Caller ID, 41 percent; Call Waiting, 37 percent and Voice Messaging, 22 percent.

>> During the quarter, the company saw continuing impacts from growth in its wholesale business reflected in both line growth and pricing. It now has re-sold 611,000 lines to competitors, up from 475,000 lines at the end of second quarter, 1999. Recently, the company successfully negotiated DSL line-sharing agreements with a consortium of CLECs - helping pave the way for completion of its Qwest merger.

SALES AND REVENUES:
>> Data revenues grew $158 million to a total of $568 million, a 38% in-crease over second quarter of 1999.

>> Wireless generated $120 million in quarterly revenue, up 118 percent over second quarter, 1999. More than 61 percent of Advanced PCS customers now subscribe to at least one of the company's integrated features, and these customers are less likely to look for a competitive offering.

>> Revenues from U S WEST.net and MegaBit Services grew 157 percent year-over-year.

>> Private line and special access revenue totaled $351 million, a 22 per-cent increase compared with second quarter 1999 - reflecting the company's growing data networking services business and its ability to successfully compete in one of the most highly competitive segments of the telecommunications market.

>> During the quarter, consumer revenues from vertical services increased more than 15 percent, compared to second quarter 1999.

COSTS AND MARGINS:
>> Capital expenditures were $1.4 billion, up $162 million sequentially from first quarter 2000. These investments continue to bolster service levels for traditional services and aid in deployment of new services.

>> Growth initiatives diluted EPS by $0.24 for the quarter versus $0.17 for second quarter 1999.

>> Employee-related expenses increased by 5.6 percent during the quarter. This reflects increased headcount of approximately 1,100 primarily service and other customer facing employees for the quarter, offset by favorable employee benefit costs, including a $33 million increase in the pension credit, driven by an improvement in pension investments.

SERVICE IMPROVEMENTS:
>> Consumer and small business primary held orders greater than thirty days, an indicator of the backlog of unfilled customer orders, were 65% lower at quarter end than they were a year ago. This is the best pe-formance in almost two years.

>> Customer repairs made in less than twenty-four and forty-eight hours were at their best levels in five years.

TWO ITEMS AFFECTED U S WEST'S REPORTED NET INCOME AND EPS DURING THE QUARTER:

>> The company reported an after-tax loss of $390 million ($0.76 per share) to recognize the decline in market value of a portion of its stake in Global Crossing, Ltd. (NASDAQ: GBLX).

>> Also during the quarter, the company incurred $178 million after tax ($0.35 per share) in merger-related expenses, primarily employee related.



ABOUT QWEST
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband Internet-based data, voice and image communications for businesses and consumers. The Qwest Macro Capacity (Reg.) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 104,000 miles globally. For more information, please visit the Qwest web site at www.qwest.com.

                                   # # #
This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest and U S WEST with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, failure to maintain rights of way, financial risk management and future growth subject to risks, adverse changes in the regulatory or legislative environment, and failure to achieve the synergies and financial results expected from the acquisition of U S WEST. This release may include analysts' estimates and other information prepared by third parties, for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.

         Contacts:          Media Contact:           Investor Contact:
                           Tyler Gronbach            Lee Wolfe
                           (303) 992-2155            800-567-7296
                          tyler.gronbach@qwest.com   IR@qwest.com

                                              Attachment A

                       QWEST COMMUNICATIONS INTERNATIONSL INC. AND SUBSIDIARIES

                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      For the Three and Six Months Ended June 30, 2000 and 1999
                              (In Millions, Except Per Share Information)
                                               (Unaudited)

                                                        Three Months Ended                Six Months Ended
                                                      ----------------------           ----------------------

                                                         2000         1999                2000         1999
                                                       --------     --------           ---------    ---------
Revenue:
    Communications services                           $ 1,282.0     $  790.4           $ 2.498.8    $ 1,527.6
    Construction services                                   -           83.3                 -          224.5
                                                      ---------     --------           ---------    ---------
     Total revenue                                      1,282.0        873.7             2,498.8      1,752.1
                                                      ---------     --------           ---------    ---------
Operating expenses:
    Access and network operations                         713.3        444.6             1,391.2        877.6
    Construction services                                   -           19.6                 -           96.3
    Selling, general and administrative -
     communications                                       312.7        211.6               615.6        415.3
    Selling, general and administrative -
     construction                                           -           11.0                 -           20.7
                                                      ---------     --------           ---------    ---------
    EBITDA                                                256.0        186.9               492.0        342.2

    Depreciation and amortization                         128.5         92.9               246.6        188.8
    Merger related costs (1)                               66.3          -                  87.5          -
                                                      ---------     --------           ---------    ---------
     Earnings from operations                              61.2         94.0               157.9        153.4

Interest expense and other, net (1)                        (1.0)        46.1                36.1         81.0
                                                      ---------     --------           ---------    ---------
     Earnings before income taxes                          62.2         47.9               121.8         72.4

Income tax expenses                                        55.0         29.4               102.0         49.2
                                                      ---------     --------           ---------    ---------
     Net Earnings                                     $     7.2     $   18.5           $    19.8    $    23.2
                                                      =========     ========           =========    =========
Net earnings per share - basic                        $    0.01     $   0.03           $    0.03    $    0.03
                                                      =========     ========           =========    =========
Net earnings per share - diluted                      $    0.01     $   0.02           $    0.03    $    0.03
                                                      =========     ========           =========    =========
Weighted average shares outstanding - basic               761.8        718.5               756.6        708.4
                                                      =========     ========           =========    =========
Weighted average shares outstanding - diluted             791.6        757.5               790.5        747.3
                                                      =========     ========           =========    =========
Net earnings excluding non-recurring items (1)        $    39.7     $   18.5           $    69.7    $    23.2
                                                      =========     ========           =========    =========
Net earnings per share excluding non-recurring
    items - basic                                     $    0.05     $   0.03           $    0.09    $    0.03
                                                      =========     ========           =========    =========
Net earnings per share excluding non-recurring
    items - diluted                                   $    0.05     $   0.02           $    0.09    $    0.03
                                                      =========     ========           =========    =========

(1) Net earnings excluding non-recurring items excludes merger related charges incurred in conjunction with the merger with U S WEST and the gain on the sale of certain investments and assets in 2000, included in interest expense and other, net.


                                               Attachment B

CONSOLIDATED STATEMENTS OF INCOME (1)(2)(3)(4)            CLASSIC U S WEST, Inc.
(UNAUDITED)

                                                   Quarter Ended                               Six Months Ended
In millions, except                                  June 30,                 %                   June 30,              %
 per share amounts                                 2000           1999      Change              2000          1999    Change
-----------------------------------------   ------------    -----------  -------------    ------------    ---------  ---------

OPERATING REVENUES
 Local services                             $     2,071     $    1,920           7.9      $    4,111      $  3,783        8.7
 Access services                                    733            684           7.2           1,442         1,355        6.4
 Directory services                                 331            319           3.8             678           645        5.1
 Long-distance services                              99            156         (36.5)            206           330      (37.6)
 Other services                                     216            148          45.9             390           282       38.3
                                            ------------    -----------                   ------------    ---------
Total operating revenues                          3,450          3,227           6.9           6,827         6,395        6.8
                                            ------------    -----------                   ------------    ---------
OPERATING EXPENSES
 Employee-related                                 1,217          1,153           5.6           2,373         2,275        4.3
 Other operating                                    674            671           0.4           1,388         1,327        4.6
                                            ------------    -----------                   ------------    ---------
Total operating expenses                          1,891          1,824           3.7           3,761         3,602        4.4
                                            ------------    -----------                   ------------    ---------

EBITDA                                            1,559          1,403          11.1           3,066         2,793        9.8

Depreciation & amortization                         600            573           4.7           1,186         1,175        0.9
Merger-related costs                                291              -             -             306             -          -
                                            ------------    -----------                   ------------    ---------

Operating Income                                    668            830         (19.5)          1,574         1,618       (2.7)

OTHER INCOME\EXPENSE
Interest expense                                    207            163          27.0             418           316       32.3
Change in market value of Global
 Crossing securities                                639              -             -             768             -          -
Gain on sales of investments                          -              -             -             (79)            -          -
Other expense                                        15             13          15.4              14            14          -
                                            ------------    -----------                   ------------    ---------
Income(loss) before income taxes                  (193)            654        (129.5)            453         1,288      (64.8)

Income tax provision(benefit)                      (72)            248        (129.0)            170           488      (65.2)
                                            ------------    -----------                   ------------    ---------


NET INCOME(LOSS)                          $       (121)   $        406        (129.8)     $      283      $    800      (64.6)
                                            ============    ===========                   ============    =========

Basic earnings(loss) per share           $       (0.24)   $       0.81        (129.6)     $     0.55      $   1.59      (65.4)
                                            ============    ===========                   ============    =========

Diluted earnings(loss) per share         $       (0.24)   $       0.80        (130.0)     $     0.55      $   1.57      (65.0)
                                            ============    ===========                   ============    =========

Basic average shares outstanding                  513.1          503.9           1.8           510.1         503.6        1.3
                                            ============    ===========                   ============    =========

Diluted average shares outstanding                513.1          508.2           1.0           517.5         508.3        1.8
                                            ============    ===========                   ============    =========

Normalized net income                     $         447   $        406          10.1      $      892      $    800       11.5
                                            ============    ===========                   ============    =========

Normalized basic earnings per share       $        0.88   $       0.81           8.6      $     1.76      $   1.59       10.7
                                            ============    ===========                   ============    =========

Normalized diluted earnings per share     $        0.87   $       0.80           8.8      $     1.73      $   1.57       10.2
                                            ============    ===========                   ============    =========

Normalized basic average shares                   508.2          503.9           0.9           507.7         503.6        0.8
outstanding
                                            ============    ===========                   ============    =========

Normalized diluted average shares                 515.8          508.2           1.5           515.0         508.3        1.3
outstanding
                                            ============    ===========                   ============    =========

(1) Certain reclassifications have been made to 1999 amounts to conform with the current presentation.

(2) The results for 1999 include pro forma adjustments for the change in accounting principle to recognize revenues and expenses for directory publishing under the "point of publication" method from the "amortization" method, as if the company had always used this method.

(3) Earnings(loss) per share does not give effect to the 1.72932 exchange ratio. Giving effect to the exchange ratio, earnings (loss) per share for the quarter ended June 30,2000 would have been as follows: basic ($0.14); diluted ($0.14); basic excluding non-recurring items $0.51; and diluted excluding non-recurring items $0.50. The normalized average shares outstanding exclude Qwest shares for June 30,2000.

(4) Normalized net income excludes merger-related costs, change in market value of Global Crossing securities and gain on sales of investments.

                                     Attachment C

SELECTED CONSOLIDATED DATA                                CLASSIC U S WEST, INC.
               (UNAUDITED)

                                           As of and for the                       As of and for the
                                             Quarter Ended                            Six Months Ended
                                                June 30,               %                   June 30,               %
                                             2000           1999       Change          2000         1999          Change
                                        ----------    ----------- -----------     -----------   ----------- ------------
Voice Grade Equivalent Lines
 In Service (with OC3/SST)
 (thousands):
 Business                                  25,323         19,525        29.7
 Consumer                                  12,128         11,853         2.3
                                        ..........    ...........
Total VGE                                  37,451         31,378        19.4
                                        ==========    ===========

Access lines
 (thousands):
 Business                                   5,059          4,986         1.5
 Consumer                                  12,019         11,830         1.6
                                        ..........    ...........
Total access lines                         17,078         16,816         1.6
                                        ==========    ===========

Calendarized access minutes
 Of use (millions):
 Interstate                                15,486         15,266         1.4          31,642        30,831          2.6
 Intrastate                                 3,494          3,207         8.9           6,951         6,370          9.1
                                        ..........    ...........                 ...........   ...........
Total minutes of use                       18,980         18,473         2.7          38,593        37,201          3.7
                                        ==========    ===========                 ===========   ===========

Wireless/PCS:
 Revenues (millions)                    $     120     $       55       118.2      $      224    $       93        140.9
 Subscribers (thousands)                      653            284       129.9
 ARPU (Dollars)                         $      54     $       58        (6.9)
 Penetration                                  4.3%           2.1%      104.8


Data Revenues (millions):
 Frame Relay                            $    52.6     $     42.0        25.2       $   102.7     $    81.3         26.3
 Private Line
  LAN Interconnect                           40.3           34.8        15.8            78.4          69.8         12.3
 ISDN                                        78.8           58.7        34.2           145.9         111.0         31.4
 USW.Net/Megabit(DSL)                        39.6           15.4       157.1            71.3          29.0        145.9
 Other !NTERPRISE                           100.8           51.0        97.6           183.7          89.1        106.2
                                        ..........    ...........                 ...........   ...........
 Subtotal !NTERPRISE                        312.1          201.9        54.6           582.0         380.2         53.1
 Other Special Access
 & Private Line                             256.0          208.7        22.7           497.9         409.6         21.6
                                        ..........    ...........                 ...........   ...........
Total Data Revenues                     $   568.1     $    410.6        38.4      $  1,079.9    $    789.8         36.7
                                        ==========    ===========                 ===========   ===========

Total Special Access
And Private Line (#1)                   $   351.2     $    286.9        22.4      $    683.6    $    563.1         21.4

Additional Data Stats:
 XDSL Equipped
  Central Offices (C.O.)                      277            228        21.5
 Subscribers per XDSL
  Equipped C.O.'s                             633            219       189.0

Employees:
 Classic U S West                          61,887         55,726        11.1
 Telephone
  operations only                          49,403         47,044         5.0
Telephone empl per
 10,000 access lines                         28.9           28.0         3.2


Capital Expenditures                    $   1,403      $     981        43.0      $    2,644    $    1,768         49.5

# 1: Includes Frame Relay, Private Line LAN Interconnect, ATM and Other Special Access and Private Line revenues.